EXECUTION COPY

EQUITY AGREEMENT

between

TEREX CORPORATION

and

BUCYRUS INTERNATIONAL, INC.

dated as of January 15, 2010

Table of Contents

-ii-

EQUITY AGREEMENT (this “Agreement”), dated as of January 15, 2010, by and between Terex Corporation, a corporation organized under the laws of the State of Delaware (“Terex”), and Bucyrus International, Inc., a corporation organized under the laws of the State of Delaware (“Bucyrus”).  Terex and Bucyrus are referred to collectively in this Agreement as the “Parties”.  Capitalized terms not otherwise defined herein are used as defined in the ASPA (as defined below).

RECITALS

WHEREAS, Terex and Bucyrus are parties to an Asset and Stock Purchase Agreement, dated as of December 20, 2009 (the “ASPA”), pursuant to which Terex has agreed to sell, transfer and convey to Bucyrus, and Bucyrus has agreed to purchase and acquire, certain assets and liabilities relating to the Business (the “Acquisition”).

WHEREAS, in connection with the Acquisition, and pursuant to Section 2.5 of the ASPA, Terex has provided Bucyrus with the Equity Notice notifying Bucyrus that Terex desires to receive a portion of the Purchase Price in the form of shares of Bucyrus Stock, all on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

SECTION 1.1.                         Share Issuance.

(a)           On the Closing Date and subject to the terms and conditions set forth in this Agreement, Bucyrus shall issue and deliver to Terex (and Terex shall acquire and accept from Bucyrus), 5,809,731 shares (the “Consideration Shares”) of Bucyrus Stock.

SECTION 1.2.                         Deliveries at the Closing.  At the Closing:

(a)           Bucyrus shall deliver or cause to be delivered to Terex:

(i)           Certificates representing the Consideration Shares issued in the name of Terex;

(ii)           A duly executed counterpart original of a stockholders agreement between Terex and Bucyrus, in the form attached hereto as Exhibit A (the “Stockholders Agreement”); and

(iii)           A duly executed certificate of an authorized officer of Bucyrus as to the satisfaction of the conditions specified in Section 5.3.

(b)           Terex shall deliver or cause to be delivered to Bucyrus the following:

(i)           A consent from the requisite lenders as required under Terex’s Credit Agreement, dated as of July 14, 2006, as amended, to consummate the transactions contemplated by this Agreement (the “Terex Consent”), which (1) has been obtained prior to the date hereof and (2) shall remain in full force and effect at the Closing;

(ii)           A duly executed counterpart original of the Stockholders Agreement; and

(iii)           A duly executed certificate of an authorized officer of Terex as to the conditions specified in Section 5.2.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUCYRUS

Bucyrus hereby represents and warrants to Terex as follows:

SECTION 2.1.                         Existence and Good Standing.  Bucyrus and each Subsidiary thereof is a corporation or other business entity duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization.  Each of Bucyrus and its Subsidiaries has all requisite corporate or other power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license except where the failure to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Bucyrus Material Adverse Effect.  For purposes of this Agreement, the term “Bucyrus Material Adverse Effect” means any change, effect, occurrence, circumstance or development that has a material adverse effect on the business, properties, assets, results of operations or financial condition of Bucyrus and its Subsidiaries, taken as a whole, but shall exclude any effects resulting from or relating to (i) events affecting the United States, Canada, Europe, Asia, Australia or global economy or capital or financial markets generally; (ii) events that generally affect the industries in which Bucyrus and its Subsidiaries or their customers conduct business; (iii) changes in Law, U.S. GAAP, or in the authoritative interpretations thereof applicable to Bucyrus and its Subsidiaries; (iv) earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any material escalation or worsening thereof; or (v) the execution, announcement or existence of this Agreement or the transactions contemplated hereby; provided, however, that in each case of (i), (ii), (iii) and (iv), in the event such change, effect, occurrence, state of facts, circumstance or development has, or would have reasonably be expected to have, a materially disproportionate adverse effect on Bucyrus and its Subsidiaries, relative to other Persons manufacturing and selling the same products made by Bucyrus and its Subsidiaries in the industries in which Bucyrus and its Subsidiaries operate then it shall be a Bucyrus Material Adverse Effect.

SECTION 2.2.                         Authorization; Enforceability.  (a) Bucyrus has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.  The execution, delivery and performance by Bucyrus of this Agreement and the Stockholders Agreement, and the performance by Bucyrus of its obligations hereunder and thereunder, have been or will have been at the Closing duly and validly authorized by all requisite corporate action on the part of Bucyrus.

(b)           This Agreement constitutes, and the Stockholders Agreement when executed and delivered will constitute, a valid and binding obligation of Bucyrus, enforceable against Bucyrus in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or Law).

SECTION 2.3.                         Non-Contravention; Consents.  (a) The execution, delivery and performance by Bucyrus of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the certificate or articles of incorporation, bylaws or comparable organizational documents of Bucyrus or any Subsidiary thereof; (ii) conflict with, result in a breach of, constitute a default under, result in the termination, cancellation or acceleration with respect to, any term or provision of any contract, commitment, right or other obligation to which Bucyrus, its Subsidiaries or any of its Affiliates is a Party or is subject; or (iii) violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Bucyrus or any Subsidiary thereof is subject, except with respect to clauses (ii) and (iii), for violations, breaches, conflicts, defaults, terminations, cancellations or accelerations as would not reasonably be expected, individually or in the aggregate, to have a Bucyrus Material Adverse Effect.

(b)           The execution, delivery and performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or approval from any third party or any Governmental Authority on the part of Bucyrus or its Subsidiaries or Affiliates.

SECTION 2.4.                         Capitalization.

(a)           As of December 31, 2009, the authorized capital stock of Bucyrus consisted of 200,000,000 shares of Bucyrus Stock, of which there were 75,096,761 shares issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which there are no shares issued or outstanding.  All outstanding shares of Bucyrus Stock issued and outstanding as of December 31, 2009 were duly authorized and validly issued and are fully paid and nonassessable.

(b)           The aggregate number of shares of Bucyrus Stock reserved for issuance under Bucyrus’s stock option and equity incentive plans, is as specified in the Bucyrus SEC Reports (as defined herein) as of the respective dates specified therein.  No holders of securities of Bucyrus are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  The issue and sale of the Consideration Shares will not obligate Bucyrus to issue shares of Bucyrus Stock or other securities to any Person (other than Terex) and will not result in a right of any holder of Bucyrus securities to adjust the exercise, conversion, exchange or reset price under any option, right or warrant to acquire (or any similar instrument), or any securities convertible into or exchangeable for, Bucyrus Stock.

SECTION 2.5.                         Bucyrus Stock.  The Consideration Shares will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind, other than as created by the Stockholders Agreement.

SECTION 2.6.                         SEC Reports; Financial Statements.

(a)           Bucyrus has filed or furnished all forms, reports and documents required to be filed or furnished by Bucyrus with the SEC since January 1, 2008 on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Bucyrus SEC Reports prior to the expiration of any such extension.  All such required forms, reports and documents (including those that Bucyrus may file subsequent to the date hereof) are referred to herein as the “Bucyrus SEC Reports”.  As of the time of their respective filing or furnishing (or if amended or superseded by a later filing prior to the date hereof, then on the date of later such filing), the Bucyrus SEC Reports (i) were or will be prepared in accordance with and complied or will comply with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Bucyrus SEC Reports, and (ii) did not or will not (or if amended or superseded by a later filing prior to the date hereof, then on the date of such later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

(b)           Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in any Bucyrus SEC Reports (the “Bucyrus Financials”), (i) complied or will comply in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Forms 10-Q, 8-K or any successor form under the Exchange Act) and conform with the SEC’s Regulation S-X and (iii) fairly presents or will fairly present in all material respects the consolidated financial position of Bucyrus and its Subsidiaries as at the respective dates thereof and the consolidated results of Bucyrus’s operations and cash flows for the periods indicated, except that the unaudited interim financial statements may contain condensed footnotes in accordance with Article 10 of Regulation S-X and were or are subject to recurring year-end adjustments.

(c)           Since September 30, 2009, there has not been a Bucyrus Material Adverse Effect.

(d)           Bucyrus maintains a system of internal accounting and financial controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP in all material respects.

SECTION 2.7.                         Certain Registration Matters.  Assuming the accuracy of Terex’s representations and warranties set forth in Section 3.5, no registration under the Securities Act is required for the offer and sale of the Consideration Shares to Terex under this Agreement.  Bucyrus is eligible to register the Bucyrus Stock for resale by Terex under Form S-3 promulgated under the Securities Act.  Bucyrus has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any of its securities registered with the SEC or any other Governmental Authority that have not been satisfied.

SECTION 2.8.                         Listing Compliance.  Bucyrus is in compliance in all respects with the requirements for continued listing of the Bucyrus Stock on the Trading Market on which the Bucyrus Stock is currently listed.  The issuance and sale of the Consideration Shares under this Agreement does not contravene the rules and regulations of the Trading Market on which the Bucyrus Stock is currently listed, and no approval of the stockholders of Bucyrus thereunder is required for Bucyrus to issue and deliver to Terex the Consideration Shares contemplated by this Agreement.

SECTION 2.9.                         No Other Representations or Warranties.  Except for the representations and warranties contained in this Article II, neither Bucyrus nor any other Person makes any other express or implied representation or warranty on behalf of Bucyrus or any Affiliate of Bucyrus with respect to the subject matter of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TEREX

Terex hereby represents and warrants to Bucyrus as follows:

SECTION 3.1.                         Existence and Good Standing.  Terex is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.  Terex has all requisite corporate power and authority to own its assets and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, materially impede or delay the ability of Terex to consummate the transactions contemplated by this Agreement.

SECTION 3.2.                         Authorization; Enforceability.

(a)           Terex has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement and to perform its obligations hereunder and thereunder.  The execution, delivery and performance by Terex of this Agreement and the Stockholders Agreement, and the performance by Terex of its obligations hereunder and thereunder, have been or will have been at the Closing duly authorized by all requisite corporate action on the part of Terex.

(b)           This Agreement constitutes, and the Stockholders Agreement when executed and delivered will constitute, a valid and binding obligation of Terex, enforceable against Terex in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless or whether enforcement is sought in a proceeding in equity or Law).

SECTION 3.3.                         Non-Contravention; Consents.

(a)           The execution, delivery and performance by Terex of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the certificate of incorporation or bylaws of Terex; (ii) result in a breach of, or default under, or right to accelerate with respect to, any term or provision of any contract, commitment or other obligation to which Terex or any of its Affiliates is a Party or is subject; or (iii) violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Terex is subject, except with respect to clauses (ii) and (iii), for violations, breaches, defaults, or accelerations as would not reasonably be expected to, individually or in the aggregate, materially impede or delay the ability of Terex to consummate the transactions contemplated by this Agreement.

(b)           Other than the Terex Consent, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not require any consent, authorization or approval from any third party or any Governmental Authority on the part of Terex, except for consents, authorizations or approvals, the failure of which to obtain, would not reasonably be expected to, individually or in the aggregate, materially impede or delay the ability of Terex to consummate the transactions contemplated by this Agreement.

SECTION 3.4.                         No Brokers’ or Other Fees.  Except for Goldman, Sachs & Co., whose fees and expenses will be paid by Terex, no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Terex.

SECTION 3.5.                         Purchase for Investment.  Terex is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.  Terex is acquiring the Consideration Shares for its own account and solely for investment, with no intention to sell, transfer or distribute any Consideration Shares to any other Person.  Terex has no present intention of selling, granting any participation in or otherwise distributing the Consideration Shares.  Terex does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares.  Terex acknowledges that it can bear the economic risk of its investment in the Consideration Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Consideration Shares.  Terex acknowledges that none of the Consideration Shares have been registered under the Securities Act or under any state or foreign securities laws, and Terex will not, and shall cause any of its Affiliates that acquire the Consideration Shares not to, sell, transfer or distribute any Consideration Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.  Terex has made such inquiry concerning Bucyrus, its business, personnel, assets, liabilities, financial condition, prospects and other matters as Terex has deemed appropriate for purposes of making this investment.  Bucyrus has made available to Terex any and all written or other information which Terex has requested and has answered to Terex’s satisfaction all inquiries made by Terex.  Neither Terex nor any of its Affiliates has engaged in any transaction that is intended to transfer, or that would otherwise have the effect of transferring, in whole or in part, directly or indirectly, the economic consequence of its acquisition and ownership of the Consideration Shares, whether such transaction is to be settled by delivery of securities, cash or other consideration.

SECTION 3.6.                         Legends.  Terex understands that the certificates evidencing the Consideration Shares may bear a legend in substantially the form set forth in the Stockholders Agreement.

SECTION 3.7.                         No Other Representations or Warranties.  Except for the representations and warranties contained in this Article III, neither Terex nor any other Person makes any other express or implied representation or warranty on behalf of Terex or any Affiliate of Terex with respect to the subject matter of this Agreement.

ARTICLE IV

OTHER AGREEMENTS

SECTION 4.1.                         Expenses.  Whether or not the Closing takes place, and except as otherwise specified in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.  Bucyrus shall pay any filing fees or similar charges with respect to any governmental approval.

SECTION 4.2.                         Listing of the Consideration Shares.  Bucyrus agrees (i) if Bucyrus applies to have the Bucyrus Stock traded on any other Trading Market, it will include in such application the Consideration Shares, and will use commercially reasonable efforts to cause the Consideration Shares to be listed on such other Trading Market contemporaneously with the listing of the Bucyrus Stock, or as promptly thereafter as practicable, (ii) it will take all action reasonably necessary to list the Consideration Shares on the applicable Trading Market and to continue the listing and trading of its Bucyrus Stock (and the Consideration Shares) on a Trading Market and (iii) if required, prior to Closing Bucyrus will submit an Additional Listing Application with the NASDAQ Global Select Market with respect to the issuance of the Consideration Shares.  For purposes hereof “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Bucyrus Stock is listed or quoted for trading on the date in question.

SECTION 4.3.                         Indemnification.  All claims for indemnification under this Agreement shall be made pursuant to, and shall be subject to the limitations and conditions of, Article IX of the ASPA as if such claims were made pursuant to the ASPA.  For the avoidance of doubt, all representations and warranties in this Agreement shall be deemed to be representations and warranties made pursuant to the ASPA and the representations and warranties contained in Sections 2.1, 2.2, 2.5, 3.1 and 3.2 hereof shall remain in full force and effect and survive indefinitely, and the balance of the representations and warranties contained in this Agreement shall remain in full force and effect and survive for 18 months after the Closing Date.

SECTION 4.4.                         Conduct of Business Prior to the Closing.

(a)           During the period from and after the date of this Agreement and until the earlier of (x) the termination of this Agreement or (y) the close of business local time on the Closing Date, Bucyrus agrees that it shall not (i) adjust, split, combine, subdivide, or reclassify the Bucyrus Stock or take any other action that could have a similar effect on Bucyrus Stock, (ii) pay any stock dividend in respect of any shares of its capital stock, (iii) materially modify or amend Bucyrus’s certificate of incorporation or by-laws, except as required by Law or required to effectuate the transactions contemplated by this Agreement and the ASPA or (iv) authorize any of, or commit to do or enter into any, binding contract, agreement or arrangement with respect to any of the foregoing actions in clauses (i) through (iii) of this Section 4.4.

(b)           In the event of a merger or consolidation of Bucyrus into another company prior to the Closing as a result of which the outstanding Bucyrus Stock is converted into or exchanged for securities and/or other property or assets of the surviving corporation Terex, rather than being entitled to the Consideration Shares, will be entitled to receive at the Closing the kind and amount of securities and/or other property or assets of the surviving corporation that Terex would have received in respect of the Consideration Shares had it acquired the Consideration Shares immediately prior to the record date for determining the holders of Bucyrus Stock entitled to receive such securities and/or other property or assets in respect of such merger or consolidation.

SECTION 4.5.                         Further Assurances.  Each Party shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and delivery such documents and other papers, as reasonably requested by the other Party and necessary to consummate the transactions contemplated by this Agreement, including, but not limited to, satisfying the conditions set forth under Article V hereof.

ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS

SECTION 5.1.                         Conditions to Each Party’s Obligation to Effect the Transaction.  The respective obligations of each Party to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)           Asset and Stock Purchase Agreement.  The completion of the transactions contemplated at the Closing under the ASPA.

(b)           No Injunctions or Restraints.  No judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction (each, an “Equity Restraint”), shall be in effect that prohibits, makes illegal or enjoins the consummation of the transactions contemplated hereby.

SECTION 5.2.                         Additional Conditions to Obligations of Bucyrus.  The obligation of Bucyrus to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by Bucyrus:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Terex set forth herein shall be true and correct in all respects as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

(b)           Covenants.  Terex shall have performed and complied in all material respects with all of its covenants under this Agreement on or before the Closing (to the extent that such covenants require performance by Terex on or before the Closing).

(c)           Required Consents.  The Terex Consent shall have been obtained and shall remain in full force and effect.

(d)           Terex Deliverables.  Terex shall have delivered the items set forth in Section 1.2(b) in accordance with the provisions thereof.

SECTION 5.3.                         Additional Conditions to Obligations of Terex.  The obligation of Terex to effect the Transaction shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by Terex:

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Bucyrus set forth herein shall be true and correct in all respects as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except to the extent that the failure of any such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Bucyrus Material Adverse Effect.

(b)           Covenants.  Bucyrus shall have performed and complied in all material respects with all of its covenants under this Agreement at or before the Closing (to the extent that such covenants require performance by Bucyrus at or before the Closing).

(c)           NASDAQ Approval.  The Consideration Shares shall be approved for listing by the NASDAQ Global Select Market.

(d)           Bucyrus Deliverables.  Bucyrus shall have delivered the items set forth in Section 1.2(a) in accordance with the provisions thereof.

SECTION 5.4.                                Effect of Equity Restraint.   (a) If all the conditions to the Closing under the ASPA have been satisfied or waived, and an Equity Restraint exists such that the condition set forth in Section 5.1(b) hereof as to the issuance of the Consideration Shares has not been satisfied, then for a period of 30 days commencing on such date that all other conditions precedent to the Closing under the ASPA were satisfied, the parties shall use their commercially reasonable efforts to remove or cause to be removed the Equity Restraint and consummate the transactions contemplated hereby, including the issuance of the Consideration Shares as a portion of the Purchase Price in accordance with this Agreement and the ASPA; provided that, subject to Section 5.4(b)(ii), the parties shall not be obligated to complete the transactions contemplated hereby and by the ASPA unless and until the Equity Restraint is no longer in effect for the parties or the parties mutually agree to the termination of this Agreement under Section 5.4(b)(i) below.

(b)           If following the 30-day period referred to in Section 5.4(a) above, the condition set forth in Section 5.1(b) remains unsatisfied, then on the Business Day immediately following the expiration of such 30-day period the parties shall:

(i)  upon the mutual consent of the parties, proceed to consummate the transactions under the ASPA by delivery of the original Purchase Price in cash as though the Equity Notice had not been delivered, in which case, this Agreement shall terminate automatically; or

(ii) if the mutual consent of the parties is not obtained as contemplated in clause (i) above, then the parties shall thereafter continue to use their commercially reasonable efforts to satisfy the conditions set forth in Section 5.1(b) hereof and enable the issuance of the Consideration Shares and the completion of the transactions under the ASPA at Closing.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1.                         Governing Law.  This Agreement shall be construed under and governed by the Laws of the State of New York.

SECTION 6.2.                         Amendment.  This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

SECTION 6.3.                         Waiver.  Any of the terms or conditions of this Agreement, which may be lawfully waived, may be waived in writing at any time by each Party which is entitled to the benefits thereof.  Any waiver of any of the provisions of this Agreement by any Party shall be binding only if set forth in an instrument in writing signed on behalf of such Party.  No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

SECTION 6.4.                         Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Bucyrus or Terex (including by operation of law in connection with a merger or consolidation of the Bucyrus or Terex) without the prior written consent of the other parties hereto, provided however, prior to Closing, Terex may assign its rights hereunder to an Affiliate, provided that such assignment should not relieve Terex of its obligations hereunder.

SECTION 6.5.                         Notices.  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) sent by an internationally recognized overnight courier service to the recipient at the address below indicated or (c) delivered by facsimile with email or telephonic confirmation of receipt:

If to Bucyrus:

Bucyrus International, Inc.

P.O. Box 500

1100 Milwaukee Avenue

South Milwaukee, Wisconsin 53172

Attn:  General Counsel

(414) 768-5060 (facsimile)

(414) 768-4000 (telephone)

With a copy to (which copy shall not constitute notice):

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

Attn:  Scott D. Miller

(650) 461-5777 (facsimile)

(650) 461-5620 (telephone)

If to Terex:

Terex Corporation

200 Nyala Farm Road

Westport, CT 06880

Attn: Eric I Cohen, Senior Vice President

Secretary and General Counsel

(203) 227-6372 (facsimile)

(203) 222-5950 (telephone)

With a copy to (which copy shall not constitute notice):

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104

Attn:  Stuart A. Gordon, Esq.

          David E. Fisher, Esq.

(212) 541-4630 (facsimile)

(212) 541-2000 (telephone)

or to such other address as any Party hereto may, from time to time, designate in a written notice given in like manner.  Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the second succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

SECTION 6.6.                         Complete Agreement.  This Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 6.7.                         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

SECTION 6.8.                         Headings.  The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 6.9.                         Severability.  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

SECTION 6.10.                                Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

SECTION 6.11.                                Consent to Jurisdiction; Waiver of Jury Trial.  Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties further agrees that service of any process, summons, notice or document to such Party’s respective address listed above in one of the manners set forth in Section 6.5 hereof shall be deemed in every respect effective service of process in any such suit, action or proceeding.  Nothing herein shall affect the right of any Person to serve process in any other manner permitted by Law.  Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  The parties hereto hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

SECTION 6.12.                                Enforcement of Agreement.  Each Party acknowledges and agrees that, prior to Closing, the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by a Party could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any other right or remedy to which any Party may be entitled at law or in equity, prior to Closing it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, in each case as of the date first above written.

TEREX CORPORATION

By:
Name:
Title:

BUCYRUS INTERNATIONAL, INC.

By:
Name:
Title: